SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                              FORM 8-K


                           CURRENT REPORT

                  Pursuant to Section 13 or 15(d)
               of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) SEPTEMBER 15, 2000
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                                  MONEYZONE.COM
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            (Exact name of registrant as specified in its charter)


     Nevada                       0-25022                        72-1148906
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(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
  formation)


              8701 Red Oak Blvd., Suite 100, Charlotte, NC 28217
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             (Address of principal executive offices) (Zip Code)



      Registrant's telephone number, including area code (704) 522-1410
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        (Former name or former address, if changes since last report)

Item 5.  OTHER EVENTS

         As of September 15, 2000, MoneyZone.com (the "Company") entered into a Convertible Debenture Purchase and Exchange Agreement (the "Purchase Agreement") with Global Capital Partners, Inc. ("GCAP")and Cortlandt Investors LLC (the "Investor"), pursuant to which the Company received gross proceeds of $2,500,000 from the issuance of (i) its 6% Convertible and Exchangeable Debenture in the principal amount of $2,500,000 (the "Debenture") and (ii) warrants exercisable for 250,000 shares of the Company's common stock (the "Warrants"). The Purchase Agreement requires that the Company use the proceeds from the transaction for acquisitions and/or for working capital purposes.

         The Debenture bears interest at the rate of 6% per annum, is due and payable on September 15, 2002 and may at the option of the holder be converted into shares of the Company's Common Stock at a conversion price equal to the lesser of (i) $4.00 per share or (ii) 80% of the average of the lowest three closing bid prices for the Company's common stock during the thirty trading days prior to the date of conversion as reported on the principal exchange or electronic trading system on which the shares trade, subject to anti dilution protection. The Company may elect to prepay the Debenture at any time prior to January 15, 2001 for an amount equal to 120% of the outstanding principal amount plus accrued and unpaid interest.

         The Warrants are exercisable at any time prior to September 15, 2005 at an exercise price of $4.00 per share, subject to anti-dilution adjustments. During the period commencing on January 16, 2001 and ending on March 15, 2001, the holder of the Debenture and the Warrants may exchange any portion of the Debentures and Warrants not previously converted or exercised for debentures and warrants of GCAP, an affiliate of the Company. Upon surrender of the Debenture to GCAP in exchange for the issuance of the GCAP debenture, the outstanding principal amount of the Debenture increases by 120%.

         The Company has also granted the Investor a right of first refusal with respect to future financings and agreed to file, and to use its best efforts to have declared effective, a registration statement with the Securities and Exchange Commission covering the shares of the Company's common stock issuable upon conversion of the Debenture and upon exercise of the Warrants for resale to the public.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)   EXHIBITS.
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(i)      Convertible Debenture Purchase and Exchange Agreement dated as of
         September 15, 2000 by and among the Company, GCAP and the Investor;

(ii) 6% Convertible and Exchangeable Debenture of the Company issued to the Investor;

(iii)    Common Stock Purchase Warrant issued to the Investor; and

(iv) Registration Rights Agreement dated September 15, 2000 between the Company and the Investor;


                                     SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

                                  MONEYZONE.COM

                                  By: /s/ MARTIN SUMICHRAST
                                     -------------------------------------------
                                     Name:  Martin Sumichrast
                                     Title: Chairman

Dated:  September 22, 2000